UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2018 (September 6, 2018)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On September 6, 2018, the Board of Directors of LE GP, LLC, the general partner of Energy Transfer Equity, L.P. (“ETE”), ratified the adoption in December 2017 of the Amended and Restated Energy Transfer Equity, L.P. Long-Term Incentive Plan (the “ETE Plan”). The ETE Plan amends and restates the original ETE long-term incentive plan to, among other minor changes, extend the term of the plan to December 20, 2027. The ETE Plan authorizes the ETE Compensation Committee, in its discretion, to grant awards of restricted units, phantom units, unit options, unit appreciation rights and other awards related to ETE common units upon such terms and conditions as it may determine appropriate and in accordance with general guidelines as defined by the ETE Plan.
A copy of the ETE Plan is attached as Exhibit 10.1 to the Annual Report on Form 10-K for the year ended December 31, 2017, filed by ETE with the Securities and Exchange Commission on February 23, 2018, and incorporated into this Item 5.02 by reference. The foregoing summary of the ETE Plan is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description
10.1	Amended and Restated Energy Transfer Equity, L.P. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Form 10-K, File No. 1-32740, filed February 23, 2018)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

		By:	LE GP, LLC,
its general partner.

Date:	September 18, 2018	By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Group Chief Financial Officer